UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2020

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement

On July 21, 2020, AYRO, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 1,850,000 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $5.00 per share, for gross proceeds of approximately $9.25 million before the deduction of fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-227858) (the “Shelf Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2018, and declared effective by the SEC on November 9, 2018. Each purchaser also has the right to purchase, on or before October 19, 2020, additional shares of common stock equal to the full amount of 75% of the common stock it purchased at the initial closing, or an aggregate of 1,387,500 shares, at a price of $5.00 per share.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about July 23, 2020. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The net proceeds to the Company from the Offering, after deducting fees and expenses, are expected to be approximately $8.51 million.

The description of terms and conditions of the form of Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the form of Purchase Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein and into the Shelf Registration Statement.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Offering, the Company issued warrants to purchase 129,500 shares of the Company’s common stock at an exercise price of $5.75 per share to a financial advisor (the “Warrants”).

Neither the Warrants nor the issuance of the shares of common stock deliverable upon the exercise of the Warrants (the “Warrant Shares”) will be registered under the Securities Act or any state securities laws. The Warrants and the Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act of 1933 or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On July 21, 2020, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01 Other Events.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein and into the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Press Release, dated July 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: July 23, 2020	By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer